Exhibit 99.1

JOINT FILING AGREEMENT

Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that the Schedule 13G to which this Joint Filing Agreement is being filed as an exhibit shall be a joint statement filed on behalf of each of the undersigned.

May 31, 2024

DANIEL ASHER

Signature.	/s/ Daniel Asher

Name/Title.	Daniel Asher

DANIEL ASHER DESCENDANTS TRUST

Signature.	/s/ Fred Goldman

Name/Title.	Fred Goldman, Trustee

DANIEL ASHER APLD ANNUITY TRUST

Signature.	/s/ Fred Goldman

Name/Title.	Fred Goldman, Trustee

BRAESIDE TRUST

Signature.	/s/ Fred Goldman

Name/Title.	Fred Goldman, Trustee

SPHINX TRADING, LP

Signature.	/s/ Fred Goldman

Name/Title.	Fred Goldman, CFO

DBA TRADING, LLC

Signature.	/s/ Fred Goldman

Name/Title.	Fred Goldman, Member